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                                  EXHIBIT 21.1

                             LAKELAND BANCORP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

        Name                                       Jurisdiction of Incorporation
        ----                                       -----------------------------

Lakeland Bank                                      New Jersey chartered bank

Lakeland Investment Corporation                    Delaware

The National Bank of Sussex County                 National Bank